As filed with the Securities and Exchange Commission on June 27, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

HL ACQUISITIONS CORP.

(Exact name of registrant as specified in its charter)

British Virgin Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

499 Park Avenue, 12th Floor

New York, NY 10022

(212) 486-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey E. Schwarz, Chief Executive Officer

HL Acquisitions Corp.

499 Park Avenue, 12th Floor

New York, NY 10022

(212) 486-8100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 Telephone: (212) 818-8800	Chris Newton Daniel Perkins Maples and Calder PO Box 173 Road Town, Tortola British Virgin Islands Phone: +1-284-852-3000	Douglas S. Ellenoff, Esq. Stuart Neuhauser, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒  333-225520

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one ordinary share, no par value, one Right and one Warrant (2)	862,500 Units	$10.00	$8,625,000	$1,073.81
Ordinary shares included as part of the Units(2)	862,500 Shares	—	—	—	(3)
Rights included as part of the Units(2)	862,500 Rights	—	—	—	(3)
Warrants included as part of the Units(2)	862,500 Warrants	—	—	—	(3)
Ordinary shares underlying the Rights included in the Units	86,250 Shares	—	—	—	(3)
Representative’s Ordinary Shares	13,235 Shares	$10.00	$132,350	$16.48
Units underlying Representative’s Unit Purchase Option (“Representative’s Units”)	37,500 Units	$10.00	$375,000	$46.69
Ordinary shares included as part of the Representative’s Units	37,500 Shares	—	—	—	(3)
Rights included as part of the Representative’s Units	37,500 Rights	—	—	—	(3)
Warrants included as part of the Representative’s Units	37,500 Warrants	—	—	—	(3)
Ordinary shares underlying the Rights included in the Representative’s Units	3,750 Shares	—	—	—	(3)
Total			$9,132,350	$1,136.98

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(2)	Includes 112,500 Units, 112,500 Ordinary Shares, 112,500 Rights and 112,500 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.

(3)	No fee pursuant to Rule 457(g).

THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE UPON FILING WITH THE SECURITIES AND EXCHANGE COMMISSION IN ACCORDANCE WITH RULE 462(B) UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

Explanatory Note

This Registration Statement on Form S-1 is being filed by HL Acquisitions Corp., a British Virgin Islands company (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-225520) (the “Prior Registration Statement”), initially filed by the Registrant on June 8, 2018 and declared effective by the Securities and Exchange Commission on June 27, 2018.

This Registration Statement covers the registration of (i) an additional 862,500 of the Registrant’s units, each consisting of one ordinary share, no par value per share (“Ordinary Share(s)”), one right (“Right(s)”) and one warrant (“Warrant(s)”), including 112,500 units that may be purchased by the underwriters to cover over-allotments, if any; (ii) an additional 86,250 of the Registrant’s Ordinary Shares underlying the above-referenced Rights; (iii) 13,235 Ordinary Shares issuable to the representative of the underwriters; (iv) 37,500 of the Registrant’s units (“Representative’s Units”) underlying the Representative’s Unit Purchase Option, each consisting of one Ordinary Share, one Right and one Warrant; and (iv) an additional 3,750 of the Registrant’s Ordinary Shares underlying the Rights included in the Representative’s Units.

The required opinions of counsels and related consents and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

CERTIFICATION

The Registrant hereby certifies to the Securities and Exchange Commission that (1) it has instructed its bank to pay the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission’s account at U.S. Bank as soon as practicable (but no later than the close of business as of June 28, 2018), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than June 28, 2018.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in Registration Statement No. 333-225520 are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, except for the following, which are filed herewith:

Exhibit No.	Description

5.1	Opinion of Maples and Calder.

5.2	Opinion of Graubard Miller.

23.1	Consent of Marcum LLP.

23.2	Consent of Maples and Calder (included in Exhibit 5.1).

23.3	Consent of Graubard Miller (included in Exhibit 5.2).

24	Power of Attorney (included on signature page).

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 27th day of June, 2018.

HL ACQUISITIONS CORP.

By:	/s/ Jeffrey E. Schwarz
Name: Jeffrey E. Schwarz
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey E. Schwarz and Greg Drechsler his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jeffrey E. Schwarz	Chief Executive Officer	June 27, 2018
Jeffrey E. Schwarz	(Principal Executive Officer) and Director

/s/ Greg Drechsler	Chief Financial Officer	June 27, 2018
Greg Drechsler	(Principal Financial and Accounting Officer)

/s/ Rune Magnus Lundetrae	Director	June 27, 2018
Rune Magnus Lundetrae

/s/ Ajay Khandelwal	Director	June 27, 2018
Ajay Khandelwal

Authorized Representative in the United States

GRAUBARD MILLER

By:	/s/ Jeffrey M. Gallant
Name: Jeffrey M. Gallant
Title: Partner
Date: June 27, 2018

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